As filed with the Securities and Exchange Commission on November 6, 2007

                                                  Registration No.  333-144377

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                    POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                              FORM SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    PHOTOVOLTAIC SOLAR CELLS, INC.

          (Exact name of Registrant specified in charter)

     Nevada                         3699                    20-8753132

   (State of                (Primary Industrial        (I.R.S.  Employer
  Incorporation)               Classification)                I.D.#)

          4115 Bandy Blvd., Unit A-7 Ft Pierce, Florida 34981
                              (727) 735-7832
          (Address, including zip code of principal place of business and telephone number, including area code of
                Registrant's principal executive offices.)

                            Lawrence F. Curtin
                                President
               4115 Bandy Blvd., Unit A-7 Ft Pierce, Florida 34981
                            Tel: (727) 735-7832
(Name, address, including zip code and telephone number, including area code of agent for service.)

Approximate date of commencement date or proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

REMOVAL OF SECURITIES FROM REGISTRATION
     Photovoltaic Solar Cells, Inc., a Nevada corporation (the "Company"), filed a Registration Statement on Form SB-2 on July 6, 2007 (Registration No. 333-144377) to register an offering of a maximum of 4,000,000 shares of its common stock at a price of $0.20 per share on a self-underwritten/best efforts/no minimum basis. The Securities and Exchange Commission declared the Registration Statement effective on July 23, 2007. A total of 615,000 shares
were sold under the Registration Statement.   The Company is filing this
Post-Effective Amendment No. 1 to deregister the 3,385,000 shares that remain unsold under the Registration Statement as of the date of filing of this Post-Effective Amendment No. 1. The Registration Statement is hereby amended, as appropriate, to reflect the de-registration of such shares.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft Pierce, State of Florida on November 6, 2007.

                                   PHOTOVOLTAIC SOLAR CELLS, INC.

                                   By: /s/ Lawrence F. Curtin
                                   Lawrence  F.  Curtin,  President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Name                           Title                         Date

/S/Lawrence F. Curtin             Director, President         November 6, 2007
Lawrence F. Curtin               (Principal Executive Officer)

/S/ Harvey Judkowitz              Director, Treasurer         November 6, 2007
Harvey Judkowitz                 (Principal Financial Officer &
                                  Principal Accounting
                                  Officer)

/S/  Zechariah  Krogen-Curtin     Director, Secretary         November 6, 2007
Zechariah  Krogen-Curtin